Exhibit (n)

Consents of Independent Auditors and

Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 12 to Registration Statement No. 333-151912 of Ameritas Life Insurance Corp. Separate Account LLVL on Form N-6 of our report dated March 27, 2017 (which expresses an unmodified opinion in accordance with accounting practices prescribed or permitted by the Insurance Department of the State of Nebraska and includes an emphasis of matter paragraph relating to the merger of Security Life Insurance Company of America into Ameritas Life Insurance Corp. under a statutory merger effective December 31, 2016), relating to the statutory basis financial statements of Ameritas Life Insurance Corp., appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading “Financial Statements” in such Statement of Additional Information.

/s/ Deloitte & Touche LLP

Omaha, Nebraska
April 27, 2017

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 12 to Registration Statement No. 333-151912 of Ameritas Life Insurance Corp. Separate Account LLVL on Form N-6 of our report dated March 23, 2017, relating to the financial statements and financial highlights of the subaccounts of Ameritas Life Insurance Corp. Separate Account LLVL, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading “Financial Statements” in such Statement of Additional Information.

/s/ Deloitte & Touche LLP

Omaha, Nebraska
April 27, 2017